FOR IMMEDIATE RELEASE

Investor Contacts:	Media Contacts:
Edward Stiften, Chief Financial Officer David Myers, Vice President, Investor Relations (314) 702-7173	Steve Littlejohn, Vice President, Public Affairs (314) 702-7556 Joele Frank / Steve Frankel Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449
Express Scripts Nominates Four Directors for the Caremark Board of Directors
Express Scripts Offer for Caremark is Superior
St. Louis, January 8, 2007 — Express Scripts, Inc. (Nasdaq: ESRX) today announced that it provided notice to Caremark Rx, Inc., (NYSE: CMX) of its intention to nominate four candidates for election to the Caremark Board of Directors at the Company’s upcoming Annual Meeting of Stockholders.
On December 18, 2006, Express Scripts announced its proposal to acquire Caremark for $29.25 in cash and 0.426 shares of Express Scripts stock for each share of Caremark stock. Express Scripts noted that while it would prefer to meet with the Caremark Board and management to negotiate a transaction between Express Scripts and Caremark, it is taking this action in light of the Caremark Board rejection and refusal to even discuss our superior proposal.
Based on Friday’s closing stock prices, the Express Scripts offer has a value of $58.58 per share, or $25.5 billion in the aggregate, and provides Caremark stockholders with a 13% premium to the current value of the CVS Corporation (NYSE: CVS) proposal. Furthermore, the Express Scripts offer represents a 22% premium over the average closing stock price of Caremark between November 1, 2006, the day its proposed acquisition by CVS was announced, and December 15, 2006, the last day of trading before the Express Scripts offer was announced.
In announcing its nominees, Express Scripts stated:
“Since we made our offer for Caremark public, Caremark stockholders and the marketplace as a whole have demonstrated their strong support for our offer. We clearly provide Caremark stockholders with superior value to the proposed acquisition of Caremark by CVS. The advantages of an Express Scripts-Caremark combination are compelling.
We remain committed to pursuing a combination of our two companies to create superior value for our respective stockholders, plan sponsors and patients. We note that based on our past experience, each time we have acquired another PBM the ensuing merged company increased in the number of customers beyond what both had initially.

We are nominating directors for election to the Caremark Board. Our nominees have proven track records in their areas of expertise, and we are confident that they will serve in the best interests of Caremark stockholders.”
The Express Scripts nominees to the Caremark Board are:
•	Stuart L. Bascomb. Mr. Bascomb has been Chief Executive Officer, Chairman and President of Amerisight, Inc. since April 2004. Prior to joining Amerisight, Mr. Bascomb was a director of Express Scripts from 2000 to 2004 and an Executive Vice President of Express Scripts from 1989 to 2004;

•	Duke K. Bristow, Ph.D. Dr. Bristow has been an economist at the University of California, Los Angeles (UCLA) since 1995, began teaching corporate finance at the University of Southern California in August 2006, has been a director of Landec Corporation since September 2004 and a governance advisor to the board of Pacific Capital Bancorp since November 2004;

•	John J. Jones. Mr. Jones served as Senior Vice President, General Counsel and Corporate Secretary for Argosy Gaming Company from January 2004 to the sale of Argosy in October 2005, and he is currently a director of The Topps Company, Inc.; and

•	Todd E. Warnock. Mr. Warnock is a Founding and Transaction Partner of RoundTable Healthcare Partners and former Managing Director and Head of U.S. Health Care Investment Banking at Credit Suisse First Boston Corporation.
Express Scripts has executed commitment letters with Citigroup Corporate and Investment Banking and Credit Suisse to fully finance the proposed transaction.
On January 3, 2007, the Company filed the premerger notification and report form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act in connection with the acquisition of shares of Caremark and anticipates obtaining regulatory clearance in a timely manner.
Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to Express Scripts, and Citigroup Corporate and Investment Banking and Credit Suisse are acting as financial advisors. MacKenzie Partners, Inc. is acting as proxy advisor to Express Scripts.
About Express Scripts
Express Scripts, Inc. is one of the largest PBM companies in North America, providing PBM services to over 50 million members. Express Scripts serves thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, and union-sponsored benefit plans.
Express Scripts provides integrated PBM services, including network-pharmacy claims processing, home delivery services, benefit-design consultation, drug-utilization review, formulary management, disease management, and medical- and drug-data analysis services. The Company also distributes a full range of injectable and infusion biopharmaceutical products directly to patients or their physicians, and provides extensive cost-management and patient-care services.
Express Scripts is headquartered in St. Louis, Missouri. More information can be found at www.express-scripts.com, which includes expanded investor information and resources.

Safe Harbor Statement
This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:
•	uncertainties associated with our acquisitions, which include integration risks and costs, uncertainties associated with client retention and repricing of client contracts, and uncertainties associated with the operations of acquired businesses

•	costs and uncertainties of adverse results in litigation, including a number of pending class action cases that challenge certain of our business practices

•	investigations of certain PBM practices and pharmaceutical pricing, marketing and distribution practices currently being conducted by the U.S. Attorney offices in Philadelphia and Boston, and by other regulatory agencies including the Department of Labor, and various state attorneys general

•	changes in average wholesale prices (“AWP”), which could reduce prices and margins, including the impact of a proposed settlement in a class action case involving First DataBank, an AWP reporting service

•	uncertainties regarding the implementation of the Medicare Part D prescription drug benefit, including the financial impact to us to the extent that we participate in the program on a risk-bearing basis, uncertainties of client or member losses to other providers under Medicare Part D, and increased regulatory risk

•	uncertainties associated with U.S. Centers for Medicare & Medicaid’s (“CMS”) implementation of the Medicare Part B Competitive Acquisition Program (“CAP”), including the potential loss of clients/revenues to providers choosing to participate in the CAP

•	our ability to maintain growth rates, or to control operating or capital costs

•	continued pressure on margins resulting from client demands for lower prices, enhanced service offerings and/or higher service levels, and the possible termination of, or unfavorable modification to, contracts with key clients or providers

•	competition in the PBM and specialty pharmacy industries, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers

•	results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations

•	increased compliance relating to our contracts with the DoD TRICARE Management Activity and various state governments and agencies

•	the possible loss, or adverse modification of the terms, of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers or interruption of the supply of any pharmaceutical products

•	the possible loss, or adverse modification of the terms, of contracts with pharmacies in our retail pharmacy network

•	the use and protection of the intellectual property we use in our business

•	our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements

•	our ability to continue to develop new products, services and delivery channels

•	general developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs

•	increase in credit risk relative to our clients due to adverse economic trends

•	our ability to attract and retain qualified personnel

•	other risks described from time to time in our filings with the SEC
Risks and uncertainties relating to the proposed transaction that may impact forward-looking statements include but are not limited to:
•	Express Scripts and Caremark may not enter into any definitive agreement with respect to the proposed transaction

•	required regulatory approvals may not be obtained in a timely manner, if at all

•	the proposed transaction may not be consummated

•	the anticipated benefits of the proposed transaction may not be realized

•	the integration of Caremark’s operations with Express Scripts may be materially delayed or may be more costly or difficult than expected

•	the proposed transaction would materially increase leverage and debt service obligations, including the effect of certain covenants in any new borrowing agreements.
We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Important Information
Express Scripts intends to file a proxy statement in connection with Caremark’s special meeting of stockholders at which the Caremark stockholders will consider the CVS Merger Agreement and matters in connection therewith. Express Scripts stockholders are strongly advised to read that proxy statement and the accompanying GOLD proxy card when they become available, as they will contain important information. Stockholders will be able to obtain that proxy statement, any amendments or supplements to that proxy statement and other documents filed by Express Scripts with the Securities and Exchange Commission (“SEC”) free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
In addition, this material is not a substitute for the prospectus/proxy statement Express Scripts and Caremark would file with the SEC if an agreement between Express Scripts and Caremark is reached or any other documents which Express Scripts may send to shareholders in connection with the proposed transaction. Investors are urged to read any such documents, when available, because they will contain important information. Such documents would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
Express Scripts and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Express Scripts or Caremark shareholders in connection with the proposed transaction. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ proxy statement, dated April 18, 2006, for its 2006 annual meeting of stockholders. Additional information about the interests of potential participants will be included in any proxy statement filed in connection with the proposed transaction.
This material relates to a business combination transaction with Caremark proposed by Express Scripts which may become the subject of a registration statement filed with the SEC. Investors and security holders are advised to read this document and all other applicable documents if and when they become available because they will include important information. Investors and security holders may obtain a free copy of any documents filed by Express Scripts with the SEC at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc. at the telephone number and email address set forth above.
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